FINANCING AGREEMENT

This Financing Agreement (the “Agreement”), dated as of July 16, 2014, is entered into by and between GRIDSENSE INC. (“Borrower”), and SQUARE 1 BANK (“Bank”).

RECITALS

A. Borrower has requested and/or obtained certain loans and other credit accommodations from Bank which are secured by assets and property of Borrower, all pursuant to that certain Loan and Security Agreement by and between Borrower and Bank, dated as of November 2, 2012, as amended from time to time (the “Loan Agreement”, and together with any other document, instrument or agreement entered into in connection with the Loan Agreement, the “Loan Documents”). Any capitalized terms not otherwise defined herein shall have the same meanings as set forth in the Loan Agreement.

B. Borrower has requested that Bank make certain additional loans and other credit accommodations which are secured, at least in part, by the Accounts (as defined below), and in order to induce Bank to make such additional loans and other credit accommodations, Borrower is willing to enter into this Agreement and to secure all of the indebtedness and obligations existing pursuant to the terms and conditions set forth in this Agreement by all of Borrower’s right, title and interest, whether presently existing or hereafter acquire, in, to and under all of the Collateral (as defined in the Loan Agreement).

NOW, THEREFORE, THE PARTIES AGREE AS FOLLOWS:

1. Purchase of Accounts.

1.1 Schedule of Accounts. Borrower may request that Bank purchase Accounts by delivering to Bank a Schedule of Accounts (the “Schedule of Accounts”) in the form of Exhibit A, and, if requested by Bank, an invoice and other supporting documentation for each of the listed Accounts, signed by an authorized representative of Borrower. Bank is authorized to act upon the written or oral directions of any person that Bank believes is an authorized representative. Bank may, in its sole discretion, elect to purchase any Account included in a Schedule of Accounts, but is under no obligation to purchase any such Account.

1.2 Purchased Account; Creation of a Book Reserve. Upon acceptance of any such Account (a “Purchased Account”) Bank shall pay to Borrower up to EIGHTY PERCENT (80.00%) of the face amount of the Purchased Account (the “Advance”). The aggregate outstanding Advances under this Agreement shall not exceed SEVEN HUNDRED FIFTY THOUSAND DOLLARS ($750,000) (the “Credit Limit”). Borrower sells, transfers and assigns to Bank, all of Borrower’s right, title and interest in and to each Purchased Account, together with all of the goods represented by each Purchased Account, all of Borrower’s rights and remedies as an unpaid Borrower under applicable law, and all of Borrower’s rights in and to all security for each such Purchased Account and guaranties thereof, and all rights against third parties with respect thereto. Any goods recovered or received by Borrower shall be set aside, marked with Bank’s name, and held for Bank’s account as owner. The amount of Purchased Accounts outstanding at any time shall constitute the “Account Balance”. Upon payment of the Advance to Borrower, Bank shall also create a reserve on Bank’s books and records with respect to each Purchased Account in an amount equal to the face amount of the Purchased Account minus the Advance for such Purchased Account (the “Reserve”). Notwithstanding the foregoing, in no event shall the Reserve with respect to all Purchased Accounts outstanding at any time be less than TWENTY PERCENT (20.00%) of the Account Balance. Bank may, in its discretion and reasonable determination that there has been deterioration in the quality or performance of the Accounts or Customer’s business, change the percentage of the Advance and the Reserve at any time, but only with respect to any future Purchased Account that Bank acquires following Bank’s disclosure to Borrower in writing of any different percentage applicable to such future Advance or the Reserve related thereto.

Gridsense – Financing Agreement (Execution)

1.3 Collection of Accounts. Bank may directly collect each Purchased Account. At the request of Bank, Borrower or Bank shall notify each person liable on a Purchased Account (an “Account Debtor”) by letter in a form acceptable to Bank that Purchased Accounts owed by such Account Debtor have been assigned to Bank. Borrower shall not take or permit any action to change or revoke any notification without Bank’s prior written consent and shall not request any Account Debtor to pay any Purchased Account to Borrower. If Borrower receives any payments of any Purchased Accounts despite this Agreement, Borrower shall (i) immediately notify Bank of such payment, (ii) hold such payment in trust and safekeeping for Bank, and (iii) immediately turn over to Bank the identical checks, monies or other forms of payment received, with any necessary endorsement or assignment. In the event Borrower receives a payment for a Purchased Account and Borrower does not forward the check in kind to Bank or, if payment was received by wire or electronically, and Borrower does not forward the full amount of the payment to Bank within five (5) business days, Bank may impose a fee equal to TEN PERCENT (10.00%) of the Purchased Account (“Converted Funds Fee”). Bank shall have the right to endorse Borrower’s name on all payments received in connection with each Purchased Account and on any other proceeds of Collateral (as defined in the Loan Agreement). Bank shall apply payments received first to the Purchased Accounts and, so long as there does not then exist an Event of Default or an event that with notice or lapse of time would constitute an Event of Default, at Bank’s option, Bank shall credit the Reserve or remit to Seller the excess; provided, that if any Event of Default or event that with notice or lapse of time or otherwise would constitute an Event of Default then exists, Bank shall have no duty to remit any such collections, which collections constitute Collateral, and may apply such collections to reduce the Obligations (as defined in the Loan Agreement). Any excess beyond that which is required to repay the Obligations shall be remitted to the party entitled to it under applicable law.

1.4 Full Recourse. The purchase by Bank of Purchased Accounts from Borrower shall be with full recourse against Borrower. Borrower shall be liable for any deficiency in the event the Obligations exceed the amount of Purchased Accounts and the other Collateral.

2. Fees and Customer Payments.

2.1 Fees. On the date of this Agreement, and on each anniversary of the date of this Agreement, Borrower shall pay Bank a commitment fee equal to ONE PERCENT (1.00%) of the Credit Limit (the “Commitment Fee”). Borrower shall pay to Bank on the last day of each calendar month (the “Settlement Date”), a finance fee (the “Finance Fees”) in an amount equal to ONE and ONE QUARTER PERCENT (1.25%) per month of the average daily Obligations outstanding during the month ending on such Settlement Date (the “Settlement Period”). Such accrued fees shall be netted against the Reserve as described in Section 3.3. Borrower shall pay Bank a fee of $40.00 for each check or item of payment that is returned to Bank for insufficient funds and $25.00 for each wire, sent or received. In no event shall any charges that may constitute interest hereunder exceed the highest rate permitted under applicable law. In the event that a court of competent jurisdiction makes a final determination that Bank has received interest hereunder in excess of the maximum lawful rate, then such excess shall be deemed a payment of principal and the interest payable hereunder deemed amended to the amount payable under the maximum lawful rate.

2.2 Crediting Customer Payments. Within one (1) business day after Bank’s receipt of payment of a Purchased Account (payment must be in certified funds or cleared funds and describe the Accounts for which the remittance has been made), Bank shall credit that payment (the “Customer Payments”) to the amount outstanding with respect to the Purchased Account, provided that if any Customer Payment is subsequently dishonored or Bank does not receive good funds for any reason, the amount of such uncollected Customer Payment shall be included in the Account Balance as if such Customer Payment had not been received, and Finance Fees shall accrue thereon, and the credit to the specific Purchased Account shall be reversed. Notwithstanding the foregoing, upon the occurrence of an Event of Default, Bank shall apply all Customer Payments to Borrower’s Obligations in such order and manner as Bank shall, in its sole discretion, determine.

2.3 Accounting. Bank shall make available to Borrower after each Settlement Date, a statement of Borrower’s account which shall include an accounting of the transactions for that Settlement Period, including the amount of all Finance Fees, Adjustments, Chargeback Amounts, Customer Payments, Purchased Accounts, and other items as described in Section 3.3. The accounting shall constitute an account stated and shall be binding on Borrower and deemed correct unless Borrower delivers to Bank a written objection within thirty (30) days after such accounting is received by Borrower.

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3. Adjustment, Chargebacks and Remittances.

3.1 Adjustments. If any Account Debtor asserts any offset, right or claim with respect to a Purchased Account, or pays less than the face amount of such Purchased Account (each, an “Adjustment”), Bank may, in its sole discretion, either (A) deduct the amount of the Adjustment in calculating any amount owed to Borrower, or (B) chargeback to Borrower the Purchased Account with respect to which the Adjustment is asserted. Borrower shall advise Bank immediately upon learning of any Adjustment asserted by any Account Debtor.

3.2 Chargebacks. Bank shall have the right to chargeback to Borrower any Purchased Account:

(a) that remains unpaid ninety (90) calendar days after the invoice date;

(b) with respect to which there has been a breach of any warranty, representation, covenant or agreement set forth in this Agreement;

(c) with respect to which the Account Debtor asserts any Adjustment, or

(d) that is owed by an Account Debtor who has filed, or has had filed against it, any bankruptcy case, insolvency proceeding, assignment for the benefit of creditors, receivership or insolvency proceeding, or who has become insolvent (as defined in the United States Bankruptcy Code) or who is generally not paying its debts as such debts become due.

Upon demand by Bank, Borrower shall pay to Bank the full face amount of any Purchased Account that is to be charged back pursuant to this Section 3.2, or to the extent partial payment has been made, the amount by which the face amount of such Purchased Account exceeds such partial payment, together with any attorneys’ fees and costs incurred by Bank in connection with collecting such Purchased Account (collectively, the “Chargeback Amount”), Bank shall advise Borrower regarding how the Chargeback Amount shall be paid, which may be by any one or a combination of the following, in Bank’s sole discretion: (1) payment in cash immediately upon demand; (2) deduction from or offset against any Remittance that would otherwise be payable to Borrower; (3) payment from any Advances that may otherwise be made to Borrower; (4) adjustment to the Reserve pursuant to Section 1.2 hereof; or (5) delivery of substitute Accounts and a Schedule of Accounts acceptable to Bank, which Accounts shall constitute Purchased Accounts. In the event Borrower does not pay the Chargeback Amount with three (3) business days of verbal notice from Bank, the Borrower shall pay Bank a fee equal to two percent (2.00%) of the face amount of such Purchased Account (“Delinquent Invoice Fee”). Payment of this fee does not excuse Borrower’s performance of its obligations under this Agreement.

3.3 Remittance. Bank shall make available to Borrower within one (1) business day after Customer Payment, the amount, if any, that Bank owes to Borrower at the end of such payment date based on the following calculations set forth below (the “Remittance”); provided, that if there then exists any Event of Default, and while an Event of Default is continuing, Bank shall not be obligated to remit any payments to Borrower. If the amount resulting from the following calculation is a positive number, such amount is the amount of the Remittance for such Settlement Period. Borrower may request a Remittance in the form of Exhibit B. If the resulting amount is a negative number, such amount is the amount owed by Borrower to Bank.

The calculations to be used are as follows:

(a) The sum of the following:

(1) The Reserve as of the beginning of the subject Settlement Period, plus

(2) The Reserve created for each Account purchased during the subject Settlement Period;

MINUS

(b) The sum of the following:

(1) Finance Fees accrued during the subject Settlement Period; plus

Gridsense – Financing Agreement (Execution)

(2) Converted Funds Fees accrued during the subject Settlement Period; plus

(3) Delinquent Invoice Fees accrued during the subject Settlement Period, plus

(4) Adjustments during the subject Settlement Period; plus

(5) Chargeback Amounts, to the extent Bank has agreed to accept payment of any such Chargeback Amount by deduction from the Remittance: plus

(6) All fees and expenses as set forth in Section 2.1 and Section 9; plus

(7) The Reserve for the Account Balance as of the first day of the following Settlement Period in the minimum percentage set forth in Section 1.2 hereof.

If the foregoing calculations result in a Remittance payable to Borrower, Bank shall make such payment subject to Bank’s rights of offset and recoupment, and its right to deduct any Chargeback Amount as set forth in Section 3.2. If the foregoing calculations result in an amount due to Bank from Borrower, Borrower shall make such payment by any one or a combination of the methods set forth in Section 3.2 hereof for chargebacks, as determined by Bank in its discretion.

4. Representations and Warranties. Borrower hereby represents and warrants to Bank as follows:

4.1 The execution, delivery and performance by the Borrower of this Agreement and each of the other agreements, instruments and documents contemplated hereby are within Borrower’s power, have been duly authorized by all necessary corporate action and are not in conflict with nor constitute a breach of any provision contained in Borrower’s Certificate of Incorporation or Bylaws, nor will they constitute an event of default under any material agreement by which Borrower is bound.

4.2 The representations and warranties of Borrower contained in the Loan Agreement and the Loan Documents are true and correct in all material respects as of the date of this Agreement, with the same effect as though made on the date hereof, except to the extent that such representations and warranties expressly relate to an earlier date, in which case such representations and warranties are true and correct as of such earlier date.

4.3 Borrower has performed in all material respects all of its obligations under the Loan Agreement and the Loan Documents, and Borrower is in compliance with all applicable terms and provisions of the Loan Agreement and the Loan Documents, and that no Event of Default has occurred and is continuing under the Loan Agreement and the Loan Documents.

4.4 Each Account described on each Schedule of Accounts is owned by Borrower, is correctly stated therein, is not in dispute, is unconditionally owing at the time stated in the invoice evidencing such Account as attached to the Schedule of Accounts, is not past due or subject to any offset or in default, represents a bona fide indebtedness arising from the actual sale of goods or performance of services to an Account Debtor, including managed services billed one month in advance and maintenance invoices, in the ordinary course of Borrower’s business which has been received and finally accepted by the Account Debtor.

5. Covenants.

5.1 Affirmative Covenants.

(a) Borrower hereby agrees that until payment in full of all outstanding obligations under this Agreement, and for so long as Bank has any commitment to make a credit extension under this Agreement, Borrower shall do, and shall take all affirmative action required to comply with, all of the affirmative covenants set forth in Article 6 of the Loan Agreement. Without limiting the foregoing, Borrower hereby agrees that Borrower shall: (i) deliver to Bank of all financial statements, reports and certificates more specifically required in Section 6.2 of the Loan Agreement; (ii) keep the Collateral insured, as more specifically required in Section 6.5 of the Loan Agreement; and (iii) maintain all of Borrower’s deposit accounts (including operating and payroll accounts) and investment accounts with Bank, as more specifically required in Section 6.6 of the Loan Agreement (except as otherwise specifically permitted therein).

Gridsense – Financing Agreement (Execution)

(b) Borrower agrees that Bank shall have the right to review and copy Borrower’s books and records and audit and inspect the Collateral, from time to time, upon reasonable notice to Borrower. Borrower will reimburse Bank for the reasonable costs it may incur from time to time in such inspections and review.

5.2 Negative Covenants. Without receiving Bank’s prior written consent, Borrower hereby covenants and agrees, for so long as any credit hereunder shall be available and until the outstanding obligations under this Agreement are paid in full and for so long Bank may have any commitment to make any credit extension to Borrower, Borrower shall abide by, and refrain from taking any of the actions set forth in, Article 7 of the Loan Agreement.

6. Grant of Security Interest; Perfection of Security Interest. Borrower hereby affirms its grant of the security interests, pledges, and Liens granted to Bank under the Loan Agreement, and hereby further grants to Bank a first priority lien and security interest in and to all Collateral, including all Accounts described on the Schedule of Accounts hereto to secure the prompt payment and performance of Obligations (including, for the sake of clarity, fees, amounts and obligations of Borrower owing to Bank under this Agreement). Notwithstanding any termination of this Agreement or of any filings undertaken related to Bank’s rights under the uniform commercial code, Bank’s lien on the Collateral shall remain in effect for so long as any Obligations are outstanding. Borrower authorizes Bank to file at any time financing statements, continuation statements, and amendments thereto that (i) either specifically describe the Collateral or describe the Collateral as all assets of Borrower of the kind pledged hereunder, and (ii) contain any other information required by the uniform commercial code for the sufficiency of filing office acceptance of any financing statement, continuation statement, or amendment, including whether Borrower is an organization, the type of organization and any organizational identification number issued to Borrower, if applicable. Borrower shall take such other actions as Bank requests to perfect its security interests granted under this Agreement.

7. Borrower shall execute such security agreements, financing statements and other documents as Bank may from time to time reasonably request to carry out the terms of this Agreement and the Loan Agreement. Borrower authorizes Bank to file such financing statements and amendments relating to the Collateral. Such liens and security interests shall secure all of the obligations of Borrower under this Agreement and the Loan Documents.

8. Events of Default; Remedies. Any one or more of the following shall constitute an Event of Default under this Agreement: (a) Borrower’s failure (i) to pay all or any part of the Obligations when due and payable, (ii) to comply with any agreement or covenant set forth in this Agreement if any such noncompliance that can be cured is not cured pursuant to the terms and conditions of the Loan Agreement, (iii) to comply with the terms of any material contract to which Borrower is a party and any agreement pursuant to which Borrower has incurred indebtedness, including, without limitation, the Loan Agreement and the Loan Documents, provided that no such failure shall constitute an Event of Default hereunder during the pendency of any grace period or waiver under such contract, or (iv) to comply with any law to which Borrower is subject; (b) upon the occurrence of any Event of Default (as defined in the Loan Agreement) set forth in Article 8 of the Loan Agreement; (c) any of Borrower’s assets are attached or become subject to levy or legal proceeding, or if Borrower becomes insolvent, or becomes the subject of any case or proceeding under the United States Bankruptcy Code or any other law relating to the reorganization or restructuring of debt (an “Insolvency Event”); (d) any representation made to Bank in this Agreement, the Schedule of Accounts, or any information given to Bank by or on behalf of Borrower shall be incorrect in any respect; (e) the occurrence of any circumstance or any circumstances which would reasonably be expected to have a Material Adverse Effect (as defined in the Loan Agreement); or (f) any validity indemnity or guaranty of all or a part of the obligations ceases for any reason to be in full force and effect, or any person fails to perform any obligation under any validity indemnity or guaranty, or any person revokes or purports to revoke a validity indemnity or guaranty, or any material misrepresentation or material misstatement exists now or hereafter in any warranty or representation set forth in any validity indemnity or guaranty. Upon the occurrence of an Event of Default, (a) all fees and other amounts owing hereunder shall, at the option of Bank, be immediately due and payable; (b) the Finance Fee shall be increased at a per annum rate equal to five percentage points above the rate in effect immediately prior to the Event of Default; (c) and Bank may exercise all of the rights of a secured party under the Uniform Commercial Code and all rights set forth in Article 9 of the Loan Agreement. Bank shall have a right to dispose of the Collateral in any commercially reasonable manner, and shall have a royalty-free license to use any name, trademark, advertising matter or any property of a similar nature to complete production of, advertisement for, and disposition of any Collateral. Bank shall have a license to enter into, occupy and use Borrower’s premises and the Collateral without charge to exercise any of Bank’s rights or remedies under this Agreement. All rights are cumulative and may be exercised in Bank’s discretion singularly or together with any other rights. If there is a direct conflict between the remedies set forth herein and the remedies set forth in Article 9 of the Loan Agreement, the remedies set forth in Article 9 of the Loan Agreement shall control.

Gridsense – Financing Agreement (Execution)

9. Power of Attorney

9.1 In addition to the power of attorney granted in Section 9.2 of the Loan Agreement, Borrower hereby appoints Bank and its designees as Borrower’s true and lawful attorney in fact, to exercise in Bank’s discretion, and regardless of whether an Event of Default is then existing, all of the following powers, such powers being coupled, with an interest: (A) to receive, deposit, and endorse Borrower’s name on all checks, drafts, money orders and other forms of payment relating to the Accounts; (B) to compromise, prosecute, or defend any action, claim, case, or proceeding relating to the Purchased Accounts, including the filing of a claim or the voting of such claims in any bankruptcy case, all in Bank’s name or Borrower’s name, as Bank may elect; (C) to receive, open, and redirect to Borrower all mail addressed to Borrower for the purpose of collecting the Purchased Accounts and to take all the actions permitted in subsection (A) above with respect to any payment in any such mail; and (D) to do all acts and things necessary or expedient, in furtherance of any such purposes.

9.2 Furthermore, after the occurrence of an Event of Default and during continuance thereof, Borrower appoints Bank and its designees as Borrower’s true and lawful attorney in fact, to exercise in Bank’s discretion, all of the following powers, such powers being coupled, with an interest: (1) to notify all Account Debtors to make payment directly to Bank; (2) to receive, deposit, and endorse Borrower’s name on all checks, drafts, money orders and other forms of payment relating to the Accounts; (3) to demand, collect, receive, sue, and give releases to any Account Debtor for the monies due or which may become due on or in connection with the Accounts; (4) to compromise, prosecute, or defend any action, claim, case, or proceeding relating to the Accounts, including the filing of a claim or the voting of such claims in any bankruptcy case, all in Bank’s name or Borrower’s name, as Bank may elect; (5) to sell, assign, transfer, pledge, compromise, or discharge any Accounts; (6) to receive, open, and redirect to Borrower all mail addressed to Borrower for the purpose of collecting the Accounts and to take all the actions permitted in subsection (2) above with respect to any payment in any such mail; (7) to dispose of any Collateral, and (8) to do all acts and things necessary or expedient, in furtherance of any such purposes. Upon the occurrence of an Event of Default, all of the power of attorney rights granted by Borrower to Bank hereunder shall be applicable with respect to all Collateral.

10. Administrative Expenses and Attorneys’ Fees. Borrower shall pay to Bank, immediately upon demand, all Bank Expenses (as defined in the Loan Agreement) which shall include, for the sake of clarity, all costs and expenses that Bank incurs in connection with any and all of the following: (A) preparing, administering and enforcing this Agreement, or any other agreement executed in connection herewith; (B) perfecting, protecting or enforcing Bank’s interest in the Purchased Accounts and the other Collateral; (C) collecting the Purchased Accounts and the Obligations; (D) all Bank reasonable fees and expenses of attorneys (whether generated by in-house legal counsel and staff or by outside counsel) and other professionals incurred in connection with the foregoing or incurred as a result of an Event of Default or approved by Borrower; (E) defending or in any way addressing claims made or litigation initiated by or against Bank as a result of Bank’s relationship with Borrower or any guarantor; and (F) representing Bank in connection with any bankruptcy case or insolvency proceeding involving Borrower, any Purchased Account, any other Collateral or any Account Debtor. Expenses and fees described above may, at Bank’s option, be netted against the Reserve as set forth in Section 3.3.

11. Term and Termination. The term of this Agreement shall be for a period of one (1) year from the date hereof. This Agreement shall be renewed on a year-to-year basis, unless otherwise earlier terminated in writing by Bank. Borrower, at any time, and Bank, only after the occurrence and during the continuance of an Event of Default, shall each have the right to terminate this Agreement at any time. Notwithstanding the foregoing, any termination of this Agreement shall not affect Bank’s security interest in the Collateral and Bank’s ownership of the Purchased Accounts, and this Agreement shall continue to be effective, and Bank’s rights and remedies hereunder shall survive such termination, until all transactions entered into and Obligations incurred hereunder or in connection herewith have been completed and satisfied in full.

Gridsense – Financing Agreement (Execution)

12. Indemnification. In addition to Bank’s indemnification rights set forth in Section 12.2 of the Loan Agreement, Borrower shall defend, indemnify and hold harmless Bank and its officers, employees, and agents against: (a) all obligations, demands, claims, and liabilities claimed or asserted by any other party in connection with the transactions contemplated by this Agreement; and (b) all losses or expenses incurred by Bank in any way suffered, incurred, or paid by Bank, its officers, employees and agents as a result of or in any way arising out of, following, or consequential to transactions between Bank and Borrower whether under this Agreement, or otherwise (including without limitation reasonable attorneys fees and expenses), except for losses caused by Bank’s gross negligence or willful misconduct.

13. Debits, Charges to Accounts. Bank may, in its sole discretion, debit any of Borrower’s deposit account(s) maintained at Bank for any amounts Borrower owes to Bank pursuant to Section 10 above. Any debits or charges to Borrower’s deposit account pursuant to this Section 13 shall not constitute a set-off of any amounts due and owed pursuant to this Agreement.

14. Miscellaneous.

14.1 Conditions Precedent to Closing. The agreement of Bank to enter into this Agreement on the date first set forth above is subject to the condition precedent that Bank shall have received, in form and substance satisfactory to Bank, an Intellectual Property Security Agreement, duly executed by each Borrower.

(a) this Agreement, duly executed by Borrower;

(b) an officer’s certificate of Borrower with respect to incumbency and resolutions authorizing the execution and delivery of this Agreement;

(c) an Amendment to and Affirmation of Unconditional Guaranty, duly executed by Acorn Energy, Inc.;

(d) an Amendment to and Affirmation of Subordination Agreement, duly executed by Acorn Energy Inc., and acknowledged by Borrower; and

(e) payment of all Bank Expenses, including Bank’s expenses for the documentation of this Amendment and any related documents, and any UCC, good standing or intellectual property search or filing fees, which may be debited from any of Borrower’s accounts; and

(f) such other documents and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

14.2 Severability. In the event that any provision of this Agreement is held to be invalid or unenforceable, this Agreement will be construed as not containing such provision and the remainder of the Agreement shall remain in full force and effect.

14.3 Choice of Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of law. Unless otherwise defined, capitalized terms shall have the meaning assigned in the Uniform Commercial Code.

14.4 Notices. All notices shall be given to Bank and Borrower at the addresses set forth in this Agreement and shall be deemed to have been delivered and received: (A) if mailed, three (3) calendar days after deposited in the United States mail, first class, postage prepaid; (B) one (1) calendar day after deposit with an overnight mail or messenger service; or (C) on the same date of transmission if sent by hand delivery or fax.

Gridsense – Financing Agreement (Execution)

14.5 JURY WAIVER; CHOICE OF LAW AND VENUE. BANK AND BORROWER EACH ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED. EACH OF THEM, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT, WITH COUNSEL OF THEIR CHOICE, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY RELATED INSTRUMENT OR LOAN DOCUMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY COURSE OF CONDUCT, DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN), OR ACTION OF ANY OF THEM. THESE PROVISIONS SHALL NOT BE DEEMED TO HAVE BEEN MODIFIED IN ANY RESPECT OR RELINQUISHED BY BANK OR BORROWER, EXCEPT BY A WRITTEN INSTRUMENT EXECUTED BY EACH OF THEM. If the jury waiver set forth in this Section 14.5 is not enforceable, then any dispute, controversy, claim, action or similar proceeding arising out of or relating to this Agreement, the Loan Documents or any of the transactions contemplated therein shall be settled by final and binding arbitration held in San Mateo County, California in accordance with the then current Commercial Arbitration Rules of the American Arbitration Association by one arbitrator appointed in accordance with those rules. The arbitrator shall apply California law to the resolution of any dispute, without reference to rules of conflicts of law or rules of statutory arbitration. Judgment upon any award resulting from arbitration may be entered into and enforced by any state or federal court having jurisdiction thereof. Notwithstanding the foregoing, the parties may apply to any court of competent jurisdiction for preliminary or interim equitable relief, or to compel arbitration in accordance with this Section. The costs and expenses of the arbitration, including without limitation, the arbitrator’s fees and expert witness fees, and reasonable attorneys’ fees, incurred by the parties to the arbitration may be awarded to the prevailing party, in the discretion of the arbitrator, or may be apportioned between the parties in any manner deemed appropriate by the arbitrator. Unless and until the arbitrator decides that one party is to pay for all (or a share) of such costs and expenses, both parties shall share equally in the payment of the arbitrator’s fees as and when billed by the arbitrator.

14.6 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which shall constitute one instrument.

14.7 Integration. This Agreement, the Loan Agreement, the Loan Documents and the other documents executed in connection herewith constitute the entire agreement of the parties, and supersedes any prior discussions or agreements, oral or written. This Agreement may not be amended except by written instrument signed by both parties. No waiver shall be effective unless in writing and signed by Bank. Any waiver on one occasion is not a waiver on any subsequent occasion

14.8 Assignment. Borrower may not assign any interests or rights, or delegate any duties, hereunder. Bank may grant participations in, assign its rights, and grant one or more security interests, in its rights hereunder.

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Gridsense – Financing Agreement (Execution)

IN WITNESS WHEREOF, Borrower and Bank have executed this Agreement on the day and year written above.

“BANK”	“BORROWER”

SQUARE 1 BANK	GRIDSENSE INC.

By:	By:
Name:	Name:
Title:	Title:

Address of Borrower, Chief Executive Office and Location of Collateral

51 E. Campbell Ave., Suite 141B	2568 Industrial Blvd., Suite 110
Campbell, CA 95008	West Sacramento, CA 95691

Telephone No: (408) 447-8530
Facsimile No: (866) 313-1511
Email: team@sandhillfinance.com	j.leffler@gridsense.com

Gridsense – Financing Agreement (Execution)

Exhibit A

SQUARE 1 BANK

SCHEDULE OF ACCOUNTS

BORROWER: GRIDSENSE INC.	DATE:

	Invoice Date	Invoice Number	Account Debtor Information (Print or Type)	Purchase Order #	Invoice Amount
1
2
3
4
5
6
7
8
9
10
11
12
				TOTAL	$

Borrower named above, hereby delivers this Schedule of Accounts to Square 1 Bank, (“Bank”) pursuant to that certain Financing Agreement by and between Bank and Borrower. The undersigned represents that he or she is authorized representative of Borrower with full right, power and authority to deliver this Schedule of Accounts to Bank. The Accounts evidenced by the invoices on this Schedule of Accounts are submitted for purchase under the terms and conditions of the Financing Agreement now in force. THE UNDERSIGNED ATTESTS THAT THESE INVOICES REPRESENT ACTUAL SALES AND THAT SHIPMENT/DELIVERY OF GOODS AND /OR COMPLETION OF SERVICES HAVE BEEN MADE. The undersigned further attests that all of the representations and warranties in Section 4 of the Financing Agreement are true and correct with respect to each of the Accounts and Account Debtors described on this Schedule of Accounts.

Authorized Signature:
Print Name:

For Bank Use Only

Date Received:
Entered By:	Date Entered:
Approved By:	Date Approved:

Gridsense – Financing Agreement (Execution)

Exhibit B

SQUARE 1 BANK

REMITTANCE REQUEST

Borrower: GRIDSENSE INC.

Sent to	Specialtyfinance@Square1Bank.com	Date	Time

Requested Remittance:	$

The undersigned represents that he or she is authorized representative of Borrower with full right, power and authority to deliver this Schedule of Accounts to Bank. The undersigned further attests that all of the representations and warranties in Section 4 of the Financing Agreement are true and correct with respect.

Authorized signature:
Authorized requestor:

NOTE: THE PERSON SIGNING THIS REMITTANCE REQUEST MUST BE LISTED AS AN AUTHORIZED OFFICER IN THE BORROWING RESOLUTIONS EXECUTED BY THE COMPANY IN CONNECTION WITH THE FINANCING AGREEMENT.

Disbursement Instructions:

To Square 1 Bank Account Number:	#

Or:

Outgoing Wire Transfer Instructions

WIRE AMOUNT	$

Beneficiary Name		ABA Routing No. (9 digits)
Beneficiary Account No.		Receiving Institution Name
Beneficiary Address		Receiving Institution Address

COMMENTS TO BENEFICIARY:

Other Instructions:

For Bank Use Only

Date Received:
Phone or email request received by:	Phone or email request sent from:
Entered By:	Date Entered:
1st Approval By:	Date Approved:
2nd Approval By:	Date Approved:

Gridsense – Financing Agreement (Execution)